UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 7, 2007
Date of Report (Date of earliest event reported)
Zunicom Inc
(Exact name of registrant as specified in its charter)

Texas	000-27210	75-2408297

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

4315 West Lovers Lane, Dallas, Texas	75209

(Address of principal executive offices)	(Zip Code)
(214) 352-8674
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.01 Changes in Registrant's Certifying Accountant
Signatures

Item 4.01        Changes in Registrant’s Certifying Accountant.

            As reported in the Company’s Form 8-K/A dated June 25, 2007, on June 25, 2007, the Board of Directors of the Company approved a resolution to dismiss  the Company’s independent registered public accounting firm, KBA Group LLP, and retain the accounting firm Horwath Orenstein LLP of Toronto, Canada. The Company’s operations are now conducted through its wholly owned subsidiary, AlphaNet Hospitality Systems, Inc., that is based in Toronto, Canada. KBA Group LLP is located in Dallas, Texas. In deciding to change accountants, the Board concluded that having an accounting firm in the same city, Toronto, Canada, as its principal operations will save the Company accounting fees and expenses. Our relationship with KBA Group LLP ended on June 28, 2007 for purposes of audit services. The Company anticipates that it will continue to use KBA Group LLP for tax related services.

The Company entered into an engagement agreement with Horwath Orenstein LLP on August 7, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zunicom Inc
Date: August 10, 2007	By:	/s/ John Rudy
John Rudy
Chief Financial Officer